                                                                    Exhibit 3.67

                                    * * * * *

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                      PROFESSIONAL COMMUNITY SERVICES, INC,

                                    * * * * *



                                    ARTICLE I

                                     OFFICES


         Section 1. Registered Office. The registered office of the Corporation in Florida shall be in the City of Miami, State of Florida and the name of the registered agent in charge thereof is CT Corporation System.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


         Section 1. Annual Meetings. Annual meetings of stockholders, commencing with the year 1981, shall be held


* The name of the Corporation was amended on January 13, 1988.
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on the 14th day of October if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairperson of the Board, and shall be called by the Chairperson of the Board or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in interest of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 3. Notice of Meetings. The Secretary or Assistant Secretary shall cause written notice of the annual meeting or any special meeting stating the place, date and hour of the meeting to be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting.


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         Section 4. Place of Meetings. All meetings of the stockholders for the election of Directors may be held within or without the State of Florida, at such place as may be fixed from time to time by the Board of Directors, or shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Florida, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 5. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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         Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. Once a quorum has been established at any meeting of the stockholders, the subsequent withdrawal of stockholders so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum shall not affect the validity of any action taken at the meeting or cause an adjournment of the meeting, and any actions taken prior to or after such withdrawal shall have full validity and effect. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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         Section 7. Voting; Authority. When a quorum is present at any meeting, the vote of the holders of a majority of the stock entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 8. Voting; Proxies. Unless otherwise provided in the Articles of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder; provided, however that the right to vote by proxy shall exist only if any instrument authorizing such proxy to act shall have been executed in writing by the stockholder or by his or her attorney thereunto duly authorized in writing. No proxy shall be voted on after eleven months from its date, unless the proxy expressly provides for a longer period.

         Section 9. Consent of Stockholders Without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without


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prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given within ten days to those stockholders who have not consented in writing.


                                   ARTICLE III

                                    DIRECTORS


         Section 1. Number; Term. The Board of Directors shall consist of such number of Directors as may be determined from time to time by resolution of the Board of Directors or action of the stockholders; provided, however that such number shall be not less than one nor more than five. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors


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then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the vacancy may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Circuit Court of the Circuit in which the registered office of the corporation is located may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such


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vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.

         Section 3. Resignation of Directors. Any director may resign at any time by delivering a written resignation to the Chairperson of the Board or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 4. Removal of Directors. Any Director may be removed, either with or without cause, upon the vote of the holders of a majority of the shares represented and entitled to vote at any special meeting of stockholders, the notice or waiver of which specifies such purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by such stockholders; if such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2 hereof.

         Section 5. General Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.


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         Section 6. Place of Meetings. The Board of Directors of the Corporation
may hold meetings, both regular and special, either within or without the State of Florida.

         Section 7. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all the Directors.

         Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board, but not less frequently than once each calendar quarter.

         Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board or by two Directors upon at least two days' notice


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to each Director, either personally or by mail or by telegram unless such notice is waived by all of the Directors.

         Section 10. Quorum; Manner of Acting. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 11. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

         Section 12. Participation in a Meeting by Conference Telephone. Unless otherwise restricted by the Articles of


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Incorporation or these By-Laws, members of the Board of Directors, or any
Committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any Committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 13. Reliance on Accounts and Reports. A Director, or a member of any Committee designated by the Board of Directors, in the performance of his or her duties, shall be fully protected in relying in good faith on the books of accounts or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by any such Committee, or in relying in good faith upon other records of the Corporation.

         Section 14. Constitution of Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee.


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         In the absence or disqualification of a member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-Laws of the Corporation; and, unless the resolution or the Articles of Incorporation expressly so provide, no such Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.


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         Section 15. Committee Proceedings. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Except as otherwise prescribed by the Board of Directors, each Committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable provided that the quorum shall not be less than two Directors.

         Section 16. Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                     NOTICES


         Section 1. Manner of Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation


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or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, or by telegram addressed to such Director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or if by telegram, when transmitted.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS


         Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairperson of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same


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person, unless the Articles of Incorporation or these By-laws otherwise provide.

         Section 2. Appointment of Officers. The Board of Directors at its first meeting after each annual meeting of stockholders shall appoint a Chairperson of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer. If any officers are not appointed by the Board of Directors at its annual meeting, such officers may be appointed at any subsequent regular or special meeting of the Board.

         Section 3. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. Compensation. The salaries or other compensation of all officers and agents of the Corporation shall be fixed from time to time by resolution of by the Board of Directors.

         Section 5. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the


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Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 6. Resignation. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Directors, Chairperson of the Board, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 7. Removal. Any officer may be removed from office, either for or without cause, by the vote of a majority of the Board of Directors given at any regular meeting or any special meeting the notice or waiver of notice of which specifies such purpose.

         Section 8. The Chairperson of the Board. The Chairperson of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall be the chief executive officer of the corporation and shall have the general supervision and direction of all other officers of the corporation. The Chairperson of the Board shall have such other powers and duties as may be assigned to or vested in him or her from time to time by the Board of Directors of by these By-Laws.


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         Section 9. The President. The President shall be the chief operating officer of this corporation and shall have general and active control of its business and officers. The President shall have such other powers and duties as may be assigned to or vested in him or her from time to time by the Board of Directors or by these By-Laws.

         Section 10. The Vice-Presidents. In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 11. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors,


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and shall perform such other duties as may be prescribed by the Board of
Directors or President, under whose supervision he or she shall be. The Secretary, or an Assistant Secretary, shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by signature of such officer.

         Section 12. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 13. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation, shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, (b) receive and give receipts for all money due and payable to the corporation


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and deposit all money in the name of the corporation in the banks, trust companies, or other depositories selected by the Board of Directors, and (c) in general perform all the duties incident to the office of treasurer and such other duties as the President or the Board of Directors prescribe from time to time. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors determines.

         Section 14. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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                                   ARTICLE VI

                                  CAPITAL STOCK


         Section 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

         Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as idemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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         Section 3. Transfer of Stock. Transfers of shares of the stock of the
Corporation shall be made on the books of the Corporation by the holder of record thereof, in person or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation or with any of its transfer agents, upon surrender of the certificate or certificates properly endorsed or accompanied by proper instruments of transfer, representing such shares.

         Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors


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may fix a new record date for the adjourned meeting.

         Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.


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                                   ARTICLE VII

                               GENERAL PROVISIONS


         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

         Section 2. Reserve for Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall deem to be in the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.


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         Section 4. Checks. All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Florida". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 7. Indemnification. The Corporation shall indemnify its officers, directors, employees and agents to the maximum extent permitted by the General Corporation Law of Florida.


                                  ARTICLE VIII


         Section 1. Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by affirmative vote of a majority of


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the Board of Directors as provided in the Articles of Incorporation at any annual or special meeting of the stockholders or any meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting. The power to adopt, amend or repeal By-Laws conferred upon the Board of Directors by the Articles of Incorporation shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws. The stockholders may prescribe in any By-Law made by them that such By-law shall not be altered, amended, or repealed by the Board of Directors.


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